Exhibit 10.25

PROMISSORY NOTE

SECURED BY GUARANTEE AGREEMENT

$562,500.00

Bakersfield, California

September 30, 2007

For Value Received, PARK STAFFING SERVICES, LLC, a California limited liability company (the "Maker"), hereby promises to pay to the order of COMPUTER CONTACT SERVICE, INC., a California corporation (the "Holder"), at such place or to such other party or parties as the Holder of this Promissory Note may from time to time designate in writing (the "Payment Address"), the principal sum of FIVE HUNDRED SIXTY-TWO THOUSAND FIVE HUNDRED DOLLARS ($562,500.00), with interest at the rate of six percent (6.0%) per annum in accordance with the terms and conditions of this Promissory Note.

1. Asset Purchase Agreement.  This Promissory Note is issued by the Maker pursuant to that certain Asset Purchase Agreement dated March 30, 2007, entered into between the Maker and the Holder (the "Asset Purchase Agreement").

2. Guarantee Agreement.  This Promissory Note is secured by a guarantee agreement of even date herewith, executed and delivered by Larry Eastland to the Holder (the "Security Agreement").

3. Monthly Payments.  The Maker shall pay to the Holder thirty-six (36) equal monthly installments in the amount of SEVENTEEN THOUSAND TWO HUNDRED NINETY-TWO DOLLARS AND FORTY-ONE CENTS ($17,292.41) each, commencing on January 1, 2008, and continuing on the first day of each succeeding calendar month thereafter through and including December 1, 2010.

4. Crediting of Payments.  This Promissory Note may be prepaid, in whole or in part, at any time without penalty. Any payment hereunder (including, without limitation, any prepayment) shall be credited first on interest then due and the remainder, if any, on principal; and interest shall thereupon cease to accrue upon the amount of principal so credited. Principal and interest hereunder shall be payable in lawful money of the United

States.

5. Default.  The entire unpaid principal balance of this Promissory Note, together with all accrued and unpaid interest in accordance herewith, shall, without notice, become immediately due and payable at the option of the Holder in the event of any default of the Maker or any other person, firm or corporation who is or may become liable for payment of all or any part of this obligation:

(a) in the payment of any installment of principal or interest within seven (7) days after it is due and payable under this Promissory Note;

(b) in the payment of any other sum when due and payable under this Promissory Note or the Security Agreement which shall continue beyond the applicable grace period, if any; or

(c) in the performance or observance of any other covenant, obligation or agreement of the Maker or such other person, firm or corporation under this Promissory Note, the Security Agreement, or any other instrument evidencing or securing the principal, the interest or any other sums due or to become due pursuant to this Promissory Note which shall continue beyond the applicable grace period, if any, if such default of performance or observance is not corrected within ten (10) days of delivery of written notice thereof, or in the event that it is not reasonably possible to correct such default within such ten (10) day period, if the Maker fails to commence the actions reasonably necessary to cure such default within such ten (10) day period and/or fails to continue diligently and continuously thereafter until such default is cured.

One or more failures on the part of the Holder to exercise such option shall not constitute a waiver by the Holder of the right to exercise such option in the event of any subsequent default.

6. Late Charge.  In the event any payment of principal or interest is not actually received by the Holder within ten (10) days after its due date, a late charge in an amount equal to three percent (3%) of the amount of the late payment shall be due and payable by the Maker to the Holder in addition to all other amounts payable hereunder. The provisions of this paragraph shall not preclude, abate, limit or impair any of the Holder's rights and remedies under this Promissory Note or otherwise for the Maker's failure to make any such payment on or before its due date.

7. Costs of Collection.  The Maker agrees to pay as additional principal hereunder any and all costs incurred by the Holder in employing an attorney in connection with any actions or proceedings (including, without limitation, any arbitration or bankruptcy proceedings) which may be brought or which the Holder may defend or join to enforce the terms of this Promissory Note or any other agreement or document pertaining to this indebtedness, or which may be incurred in connection with the appointment of a receiver, or which may be incurred in enforcing or collecting this Promissory Note with or without legal or equitable actions or proceedings.

8. Waivers by Maker.  The Maker expressly waives presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Promissory Note and any other notice of any kind, and the Maker expressly agrees that this Promissory Note, or any payment due hereunder, may by extended from time-to-time by the Holder without in any way affecting the liability of the Maker. This Promissory Note may not be terminated orally, but only by discharge in writing signed by the Holder of this Promissory Note at the time of discharge. The Maker hereby waives to the full extent permitted by law all right to plead any statute of limitations as a defense to any actions hereunder.

9. Notices.  All notices required or permitted hereunder shall be given in the manner set forth in the Asset Purchase Agreement.

10. Time.  Time is of the essence of this Promissory Note.

11. Replacement Note.  In the event of the loss, theft or destruction of this Promissory Note, upon the Maker's receipt of a reasonably satisfactory indemnification agreement executed in favor of the Maker by the Holder or in the event of the mutilation of this Promissory Note, upon the surrender of the mutilated Promissory Note by the Holder to the Maker, the Maker shall execute and deliver to the Holder a new Promissory Note in form and content identical to this Promissory Note in lieu of the lost, stolen, destroyed or mutilated Promissory Note.

12. Miscellaneous.  In this Promissory Note, the singular shall include the plural and vice versa. This Promissory Note shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the Maker has executed this Promissory Note, consisting of 3 pages, including this page, as of the date first written above.

THE MAKER:

PARK STAFFING SERVICES, LLC, a

California limited liability company

by: /s/ Larry Eastland

Larry Eastland

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